Exhibit 99.2
MERCK & CO., INC.
OTHER FINANCIAL DISCLOSURES
FOURTH QUARTER
2006
OTHER (INCOME) EXPENSE, NET (millions of dollars)

	4Q `06	4Q `05	YTD 2006	YTD 2005
INTEREST INCOME	$(199.7)	$(166.0)	$(764.3)	$(480.9)
INTEREST EXPENSE	97.2	108.2	375.1	385.5
EXCHANGE (LOSSES) GAINS	(20.5)	0.4	(25.0)	(16.1)
MINORITY INTERESTS	29.9	30.2	120.5	121.8
Other, net	16.0	(99.1)	(89.0)	(120.5)

TOTAL	$(77.1)	$(126.3)	$(382.7)	$(110.2)

JOINT VENTURE SALES DETAIL (millions of dollars)
All sales reported here are end-market JV sales, presented on a “NET” basis.

Merial	4Q `06	4Q `05	YTD 2006	YTD 2005
IVOMEC, HEARTGARD, other avermectins	$106.7	$117.3	$468.7	$467.5
FRONTLINE	154.3	144.0	886.9	757.7
Biologicals	165.1	149.0	600.7	533.2
Other Animal Health	63.0	57.0	238.4	229.1

TOTAL MERIAL SALES	$489.1	$467.3	$2,194.7	$1,987.5

Sanofi Pasteur-MSD	4Q `06	4Q `05	YTD 2006	YTD 2005
HEPATITIS VACCINES	$16.6	$15.0	$70.9	$81.0
VIRAL VACCINES	30.5	17.6	100.1	78.5
Other Vaccines	287.3	166.0	742.9	705.0

TOTAL SANOFI-MSD SALES	$334.4	$198.6	$913.9	$864.5

Merck / Schering-Plough Collaboration	4Q `06	4Q `05	YTD 2006	YTD 2005
VYTORIN (Worldwide)	$552.9	$354.9	$1,955.3	$1,028.3
ZETIA (Worldwide)	536.1	391.4	1,928.8	1,396.7

TOTAL	$1,089.0	$746.3	$3,884.1	$2,425.0

Exhibit 99.2
MERCK & CO., INC.
OTHER FINANCIAL DISCLOSURES
FOURTH QUARTER
2006
NET PRODUCT SALES DETAIL (millions of dollars)

	4Q `06 vs. 4Q `05
	TOTAL	TOTAL	U.S.	U.S.	Foreign	Foreign
PRODUCT	% CHG	$	% CHG	$	% CHG	$
COZAAR / HYZAAR	11%	865	18%	319	7%	546
FOSAMAX	—	789	7%	517	-11%	272
SINGULAIR	17%	960	21%	691	9%	268
ZOCOR	-65%	379	-80%	161	-15%	218
Other Reported Products:
AGGRASTAT	-10%	19	N/A	—	-10%	19
ARCOXIA	33%	74	N/A	—	33%	74
CANCIDAS	-16%	133	-46%	49	25%	84
COSOPT / TRUSOPT	7%	179	9%	80	6%	100
CRIXIVAN / STOCRIN	-2%	89	-41%	7	4%	82
EMEND	28%	36	10%	25	*	10
INVANZ	49%	41	51%	24	46%	16
MAXALT	18%	111	23%	75	9%	36
PRIMAXIN	-5%	181	1%	58	-8%	124
PROPECIA	19%	103	3%	37	31%	66
PROSCAR	-38%	120	-75%	25	2%	95
TIMOPTIC / TIMOPTIC XE	-5%	33	-5%	2	-5%	31
VASOTEC / VASERETIC	-10%	136	N/A	—	-10%	136
HEPATITIS VACCINES	39%	67	50%	57	—	11
VIRAL VACCINES (1)	*	482	*	453	*	30
OTHER VACCINES	20%	134	26%	118	-11%	16
* 100% or over
N/A — Not Applicable
(1) Includes new vaccine sales: Gardasil $155m, ProQuad $89m, RotaTeq $69m, and Zostavax $27m.
TOTAL SALES: VOLUME, PRICE, EXCHANGE

	4Q '06	% CHG.	VOL	PX	FX
TOTAL PHARMACEUTICAL SALES(2)	$6,044	5%	6	-2	1

U.S. ($ MM)	3,750	8%	9	-1	N/A
Foreign ($ MM)	2,294	—	1	-4	3
(2) Includes: Januvia $42m, Zolinza $1m.

Exhibit 99.2
MERCK & CO., INC.
OTHER FINANCIAL DISCLOSURES
DECEMBER YEAR-TO-DATE
2006
NET PRODUCT SALES DETAIL (millions of dollars)

	DECEMBER YTD `06 vs. DECEMBER YTD `05
	TOTAL	TOTAL	U.S.	U.S.	Foreign	Foreign
PRODUCT	% CHG	$	% CHG	$	% CHG	$
COZAAR / HYZAAR	4%	3,163	10%	1,140	1%	2,023
FOSAMAX	-2%	3,134	8%	1,983	-15%	1,152
SINGULAIR	20%	3,579	26%	2,578	7%	1,001
ZOCOR	-36%	2,803	-40%	1,887	-26%	915
Other Reported Products:
AGGRASTAT	-2%	86	N/A	—	-2%	86
ARCOXIA	22%	265	N/A	—	22%	265
CANCIDAS	-7%	530	-30%	219	21%	311
COSOPT / TRUSOPT	13%	697	23%	306	6%	391
CRIXIVAN / STOCRIN	-6%	327	-37%	25	-2%	302
EMEND	50%	131	34%	99	*	32
INVANZ	48%	139	43%	83	57%	56
MAXALT	17%	406	19%	267	12%	139
PRIMAXIN	-5%	705	—	212	-6%	493
PROPECIA	21%	352	13%	145	27%	207
PROSCAR	-17%	618	-34%	244	1%	375
TIMOPTIC / TIMOPTIC XE	-8%	127	-14%	9	-8%	118
VASOTEC / VASERETIC	-12%	547	N/A	—	-12%	547
HEPATITIS VACCINES	28%	248	34%	202	5%	47
VIRAL VACCINES (1)	*	1,257	*	1,161	57%	96
OTHER VACCINES	14%	354	22%	294	-14%	60
* 100% or over
N/A — Not Applicable
(1) Includes new vaccine sales: Gardasil $235m, ProQuad $235m, RotaTeq $163m, and Zostavax $39m.
TOTAL SALES: VOLUME, PRICE, EXCHANGE

	FY '06	% CHG.	VOL	PX	FX
TOTAL PHARMACEUTICAL SALES(2)	$22,636	3%	3	—	—

U.S. ($ MM)	13,777	8%	6	2	N/A
Foreign ($ MM)	8,859	-4%	-1	-3	-1
(2) Includes: Januvia $43m, Zolinza $1m.